POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of the Federal Home Loan Bank of Pittsburgh (the “Corporation”), a corporation organized under federal law with a principal place of business in Pennsylvania, hereby names, constitutes, and appoints Dana A. Yealy, Managing Director, General Counsel & Corporate Secretary, as such person’s true and lawful attorney-in-fact to sign in his or her name, place, and stead, and to do any and all things and execute any and all instruments that such attorney-in-fact may deem necessary or advisable under the Securities Exchange Act of 1934, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission (the “Commission”), in connection with the filing with the Commission of an Annual Report on Form 10-K of the Corporation for the fiscal year ended December 31, 2013 (the “Form 10-K”); including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as a member of the Board of Directors of the Corporation to the Form 10-K and such other form or forms as may be appropriate to be filed with the Commission as he may deem appropriate, together with all exhibits thereto, and to any and all amendments thereto and to any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms that said attorney-in-fact and agent, acting alone may lawfully do or cause to be done by virtue hereof.
WITNESS the due execution hereof by the following persons in the capacities indicated as of this 21st day of February 2014.

Name/Signature	Capacity
*/s/ Patrick A. Bond Patrick A. Bond	Chairman of the Board of Directors
*/s/ John K. Darr John K. Darr	Vice Chairman of the Board of Directors
*/s/ Joseph M. Blaston Joseph M. Blaston	Director
*/s/ Maureen Breakiron-Evans Maureen Breakiron-Evans	Director
*/s/ Pamela H. Godwin Pamela H. Godwin	Director
*/s/ Brian A. Hudson Brian A. Hudson	Director
*/s/ William C. Marsh William C. Marsh	Director

Name/Signature	Capacity
*/s/ Charlotte B. McLaughlin Charlotte B. McLaughlin	Director
*/s/ Lynda A. Messick Lynda A. Messick	Director
*/s/ John S. Milinovich John S. Milinovich	Director
*/s/ Charles J. Nugent Charles J. Nugent	Director
*/s/ Bradford E. Ritchie Bradford E. Ritchie	Director
*/s/ Frederick E. Schea Frederick E. Schea	Director
*/s/ Patrick J. Ward Patrick J. Ward	Director
*/s/ Angela J. Yochem Angela J. Yochem	Director
*By: /s/ Dana A. Yealy Dana A. Yealy, Attorney-in-fact

2